UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 3300, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-661-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On June 4, 2019 (the “Effective Date”), Kemper Corporation (the “Company”) executed a term loan credit agreement, by and among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent (the “New Term Loan Agreement). PNC Capital Markets LLC served as sole bookrunner and as joint lead arranger together with BMO Capital Markets Corp.

The New Term Loan Agreement consists of a $50 million delayed-draw term loan credit agreement, with a maturity date of the fourth year anniversary of the date on which the term loan is drawn. The latest final maturity date is October 1, 2023 (with a mutual option to extend the maturity date by one year).

The New Term Loan Agreement contains representations, warranties and covenants generally consistent with those in the Amended and Restated Credit Agreement (as defined below).

On the Effective Date, the Company also completed a $100 million increase of revolving credit borrowing capacity (the “Commitment Increase”) under the terms of the Second Amended and Restated Credit Agreement, dated as of June 8, 2018 (the “Amended and Restated Credit Agreement”), by and among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and syndication agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents. The Commitment Increase utilized the accordion feature under the Amended and Restated Credit Agreement and resulted in an increase of the available revolving credit commitments thereunder from $300 million to $400 million. The revolving facility under the Amended and Restated Credit Agreement (the “Revolving Facility”) is scheduled to mature in June 2023.

Proceeds under the New Term Loan Agreement and the Revolving Facility will be used for general corporate purposes. The Company intends to use a portion of the proceeds from New Term Loan Agreement, together with the net proceeds of the Offering (as defined below), to redeem the Company’s 7.375% Subordinated Debentures due 2054 (the “Debentures”). On the Effective Date, no borrowings were outstanding under the New Term Loan Agreement or the Revolving Facility.

Some of the lenders under the New Term Loan Agreement and/or the Revolving Facility and their respective affiliates have various relationships with the Company to provide commercial banking, trust services, investment banking, underwriting and other financial services, for which they have and will receive customary fees and expenses.

The foregoing description of the New Term Loan Agreement and the Revolving Facility is a summary and is qualified in its entirety by reference to the complete terms of the New Term Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and of the Revolving Facility, which is incorporated herein by reference to Exhibit 10.1 of the Report on Form 8-K filed by the Company on June 12, 2018. Representations and warranties made by and between the parties to the New Term Loan Agreement and the Revolving Facility are intended solely for the benefit of the parties thereto; accordingly, investors should not rely upon such representations and warranties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01, Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 8.01	Other Events.

Offering of Common Stock

On June 4, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter 1,350,000 shares of the Company’s common stock, par value $0.10 per share (the “Common

Stock”), and up to an additional 202,500 shares of Common Stock at the Underwriter’s option, in a registered public offering (the “Offering”) pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-217781) filed with the U. S. Securities and Exchange Commission on May 8, 2017 and supplemented by a prospectus supplement, dated June 4, 2019.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. Representations and warranties made by the Company in the Underwriting Agreement are intended solely for the benefit of the Underwriter; accordingly, investors should not rely upon such representations and warranties.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

On June 6, 2019, the Underwriter exercised its option to purchase 202,500 additional shares of Common Stock in full.

On June 7, 2019, the Company closed the Offering and issued 1,552,500 shares of Common Stock. The gross proceeds from the Offering were approximately $128.9 million. The Company intends to use the net proceeds of $127.2 million from the Offering, together with a portion of the proceeds from New Term Loan Agreement, to redeem all $150.0 million aggregate principal amount of the Debentures.

Redemption of Debentures

On June 7, 2019, the Company sent a redemption notice to the trustee to redeem all $150.0 million aggregate principal amount of the Debentures on July 8, 2019 (the “Redemption Date”) at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). Upon completion of the redemption, none of the Debentures will remain outstanding.

Unless the Company defaults in making payment of the Redemption Price, interest on the Debentures will cease to accrue on and after the Redemption Date. The Debentures will become due and payable on the Redemption Date. The notice of redemption will be sent by the trustee to the registered holders of the Debentures on June 7, 2019, in accordance with the requirements of the indenture governing the Debentures. The foregoing does not constitute a notice of redemption for the Debentures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 4, 2019, between Kemper Corporation and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Term Loan Credit Agreement, dated as of June 4, 2019.

10.2	Amended and Restated Credit Agreement, dated as of June 8, 2018 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Kemper Corporation with the Securities and Exchange Commission on June 12, 2018 (File No. 001-18298)).

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER CORPORATION

Date: June 7, 2019	/s/ C. Thomas Evans, Jr.
Name: C. Thomas Evans, Jr.
Title: Senior Vice President, Secretary & General Counsel